SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2013 (May 23, 2013)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway,

Rockville, Maryland 20850

(Address of Principal Executive Offices)

(301) 366-4841

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 23, 2013, Richard Garr, president and chief executive officer of Neuralstem, Inc. (the “Company”), presented at the 8th Annual World Stem Cell & Regenerative Medicine Congress 2013 in London England. A replay of the presentation (5/23/13) will be available beginning Friday, May 24, 8:00 a.m. EST / 1:00 p.m. UKT, at “Recent Presentations” on Neuralstem’s Investor Center home page: http://investor.neuralstem.com/phoenix.zhtml?c=203908&p=irol-IRHome. A copy of the materials presented is being furnished as Exhibit 99.01 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On May 20, 2013, the Company announced that Eva Feldman, MD PhD, principal investigator, presented updated Phase I data from the Company’s clinical trial using NSI-566 in the treatment of amyotrophic lateral sclerosis or ALS at the neuro diabetes special medical symposium in Bucharest, Romania. A copy of the press release is attached to this report as Exhibit 99.02.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

99.01	Neuralstem presentation dated May 23, 2013
99.02	Press Release Dated May 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: May 23, 2013

INDEX OF EXHIBITS

Exhibit Number	Description

99.01	Neuralstem presentation dated May 23, 2013
99.02	Press Release Dated May 20, 2013